UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): October 29, 2001


                      AMERICAN WATER WORKS COMPANY, INC.
             ----------------------------------------------------
              (Exact Name of registrant specified in its charter)


      Delaware                        0001-03437             51-0063696
      --------                        ----------             ----------
 (State or other Jurisdiction   (Commission File Number)   (I.R.S. Employer
  of Incorporation)                                         Identification No.)

                      1025 Laurel Oak Road, P.O. Box 1770
                              Voorhees, NJ                    08043
             ----------------------------------------------   -----
              (Address of principal executive offices)      (Zip Code)

                 Registrant's telephone number: (856) 346-8200

Item 5. Other Events

On October 29, 2001, the Registrant issued a press release announcing earnings for the quarter ended September 30, 2001. The press release is attached as an exhibit and incorporated by reference herein.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

         (a)   Not Applicable.

         (b)   Not Applicable.

         (c)   Exhibits.

     The exhibit listed below and in the accompanying Exhibit Index is filed as part of this Current Report on Form 8-K.

EXHIBIT NO.       TITLE

99.1           Press Release, dated as of October 29, 2001, of American
               Water Works.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     AMERICAN WATER WORKS COMPANY, INC.




                                     By: /s/ W. Timothy Pohl
                                         ----------------------------------
                                         Name:   W. Timothy Pohl
                                         Title:  General Counsel and Secretary



Date:  October 30, 2001

                                EXHIBIT INDEX


Exhibit No.  Description

99.1         Press Release, dated as of October 29, 2001, of American
             Water Works.

                                                                  Exhibit 99.1

Press Release

VOORHEES, N.J., October 29, 2001

American Water Works Company, Inc. Announces Earnings for the Third Quarter
2001

American Water Works Company, Inc. (NYSE:AWK) today announced earnings per share were 63 cents and net income to common stock was $62.6 million for the quarter ended September 30, 2001 prior to one-time transactions.

This represents a 24% increase in earnings per share above the 51 cents per share reported for the third quarter last year. A ten-cents per share charge resulted from expenses incurred for the RWE/AG transaction announced September 17, 2001 and a three-cent per share net gain was recorded for the sale of water assets serving the city of Salisbury, Massachusetts.

After these one-time transactions, per share earnings were 56 cents and net income to common stock was $55.6 million.

``Increased revenues from more than 40,000 new customers, authorized increases in rates charged for service, and modest weather pattern improvements were contributing factors to the improvement in results from on-going operations,'' said Ellen Wolf the company's chief financial officer. Cooler temperatures and frequent rainfall negatively impacted the company's revenues during the third quarter last year. ``Even though we did not return to historical sales levels in all states during the quarter, our geographical diversity helped to mitigate this year's weather impacts,'' added Ms. Wolf.

Compared with revenues for the third quarter last year, revenues increased $31 million, or 8.5 % to $395 million.

Total operation and maintenance (O&M) expenses increased 8.1% compared to O&M expenses for the third quarter last year. However, as a result of continued growth, per customer O&M expenses on a twelve-month basis were up only 3.5% from per customer expense levels one year ago. Operating margins for comparative twelve-month periods were unchanged.

Depreciation expense increased 12.4% as a result of capital investments that increased net utility plant more than $244 million.

Approval of the company's purchase of the water and wastewater assets of Citizens Communication Company in California was received from the California Public Utilities Commission in September. The company now has approval from state regulatory agencies in all six states covered by the purchase agreement and pending resolution of appeals from the California decision, anticipates completing that transaction by the end of this year.

Closing on the acquisition of Azurix-North America is anticipated in November.

The company stated that approval of the agreement with RWE/AG will be required in fourteen states and filings of the agreement must be made in five other states. It is anticipated that those filings will be made by the end of this year.

As announced earlier this month, a conference call with analysts regarding this earnings announcement will be available today on the company's website (http://www.amwater.com) at 3:00 PM (EST).

With annual revenues of $1.4 billion, American Water Works Company, Inc. is the nation's largest publicly traded enterprise devoted exclusively to water and wastewater business opportunities.

    For the three month, nine month and twelve month periods ended September 30, American Water Works Company, Inc., reports unaudited consolidated operating results as follows:
(In thousands, except per share amounts)


                    Three months ended           Nine months ended
                       September 30,               September 30,
                -----------------------------------------------------
                    2001          2000          2001          2000
                -----------   -----------   -----------   -----------

Operating
 revenues       $   394,956   $   364,125   $ 1,075,261   $ 1,018,293
                -----------   -----------   -----------   -----------
Operating
 expenses
 Operation and
  maintenance       166,890       154,400       478,189       453,028
 Depreciation
  and
  amortization       46,819        41,648       136,248       122,061
 General taxes       33,049        31,942        98,825        96,610
                -----------   -----------   -----------   -----------
                    246,758       227,990       713,262       671,699
                -----------   -----------   -----------   -----------
Operating
 income             148,198       136,135       361,999       346,594
RWE/AG
 acquisition
 expense             (9,860)                     (9,860)
Gain from sale
 of operating
 system               4,820                       4,820
Other income
 (deductions),
 net                (45,409)      (51,916)     (138,735)     (142,662)
                -----------   -----------   -----------   -----------
Income before
 income taxes        97,749        84,219       218,224       203,932
Income taxes         41,972        33,488        89,605        80,979
                -----------   -----------   -----------   -----------
Net income           55,777        50,731       128,619       122,953
Dividends on
 preferred
 stock                  146           996           438         2,988
                -----------   -----------   -----------   -----------
Net income to
 common stock        55,631        49,735       128,181       119,965
Other
 comprehensive
 income, net        (13,285)      (23,856)      (19,794)      (47,062)
                -----------   -----------   -----------   -----------
Comprehensive
 income         $    42,346   $    25,879   $   108,387   $    72,903
                ===========   ===========   ===========   ===========

Net income to
 common stock   $    55,631   $    49,735   $   128,181   $   119,965
One-time
 transactions,
 net of tax           6,930                       6,930
                -----------   -----------   -----------   -----------
Net income to
 common stock -
 excluding one-
 time
 transactions   $    62,561   $    49,735   $   135,111   $   119,965
                ===========   ===========   ===========   ===========

Average shares
 of basic
 common stock
 outstanding         99,723        98,139        99,287        97,944

Basic and
 diluted
 earnings per
 common share
 on average
 shares
 outstanding    $      0.56   $      0.51   $      1.29   $      1.22
                ===========   ===========   ===========   ===========

Basic and
 diluted
 earnings per
 common share
 on average
 shares
 outstanding
 excluding
 one-time
 transactions   $      0.63   $      0.51   $      1.36   $      1.22
                ===========   ===========   ===========   ===========

Other
 information
 Water sales
  (billions of
  gallons)            102.0          99.5         260.7         258.0
 Utility
  customers
  (as of
  September 30)       2,624         2,583         2,624         2,583


                                              Twelve months ended
                                                 September 30,
                                          --------------------------
                                              2001           2000
                                          -----------    -----------

Operating revenues                        $ 1,407,558    $ 1,329,181
                                          -----------    -----------
Operating expenses
 Operation and maintenance                    628,466        597,673
 Depreciation and amortization                180,075        161,852
 General taxes                                127,434        126,037
                                          -----------    -----------
                                              935,975        885,562
                                          -----------    -----------
Operating income                              471,583        443,619
RWE/AG acquisition expense                     (9,860)
Gain from sale of operating system              4,820
Other income (deductions), net               (185,884)      (187,286)
                                          -----------    -----------
Income before income taxes                    280,659        256,333
Income taxes                                  113,932        100,822
                                          -----------    -----------
Net income                                    166,727        155,511
Dividends on preferred stock                    1,150          3,984
                                          -----------    -----------
Net income to common stock                    165,577        151,527
Other comprehensive income, net               (39,890)       (32,813)
                                          -----------    -----------
Comprehensive income                      $   125,687    $   118,714
                                          ===========    ===========

Net income to common stock                $   165,577    $   151,527
One-time transactions, net of tax               6,930
                                          -----------    -----------
Net income to common stock -
 excluding one-time transactions          $   172,507    $   151,527
                                          ===========    ===========

Average shares of basic
 common stock outstanding                      99,091         97,612

Basic and diluted earnings per common
 share on average shares outstanding      $      1.67    $      1.55
                                          ===========    ===========

Basic and diluted earnings per common
 share on average shares outstanding
 excluding one-time transactions          $      1.74    $      1.55
                                          ===========    ===========

Other information
 Water sales (billions of gallons)              344.7          343.0
 Utility customers (as of September 30)         2,624          2,583

Forward looking statements in this report, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include, among others, the following: the success of pending applications for rate increases, inability to obtain, or to meet conditions imposed for, regulatory approval of pending acquisitions, weather conditions that tend to extremes of temperature or duration; availability, terms and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with governmental regulations, particularly those affecting the environment and water quality; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; changes in business strategy or plans; quality of management; general economic and business conditions; and other factors described in filings of the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

_______________

Contact:
     American Water Works Company, Inc.
     James E. Harrison, 856/346-8207
     Nancy A. Macenko, 856/566-4026



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